EXHIBIT 77Q1(b)

COPY OF TEXT DESCRIBED IN SUB-ITEM 77D


Resolution 1
WHEREAS, the investment policy of the
Mid-Cap Value Portfolio currently permits the Portfolio to invest up to 5% of its total assets in REITs; and

WHEREAS, Lazard Asset Management, the
Mid-Cap Value Portfolio's manager, desires that the Portfolio's investment policy be amended to remove the 5% limitation and allow the Portfolio to invest in REITs without limitation; therefore it is

RESOLVED, that the investment policy of
the Portfolio be, and hereby is, amended to permit the Mid-Cap Value Portfolio to invest in REITS without limitation.


Resolution 2
WHEREAS, the investment policy of the
Large-Cap Value Portfolio currently does not allow the Portfolio to sell (write) put and call options; and

WHEREAS, Salomon Brothers Asset
Management Inc ("Salomon Brothers"), the
Large-Cap Value Portfolio's manager, desires that the Portfolio's investment policy be amended to allow the Portfolio to sell
(write) put and call options; therefore it is:

RESOLVED, that the investment policy of
the Portfolio be, and hereby is, amended to allow the Portfolio to sell (write) put and call options on securities, securities indexes, currencies and stock, index and currency futures contracts


Resolution 3
WHEREAS, the Fund's non-fundamental
investment restriction currently does not permit the Large-Cap Value Portfolio to sell short against the box; and

WHEREAS, Salomon Brothers desires the
ability to sell short against the box in the Large-Cap Value Portfolio; therefore it is:

RESOLVED, that the non-fundamental
investment restriction of the Fund be, and hereby is, amended to permit the Large-Cap
Value Portfolio to sell short against the box.


Resolution 4
RESOLVED, that the name of the Equity
Income Portfolio be changed to the Large-Cap
Core Portfolio, effective January 1, 2002;
and it is further

RESOLVED, that the Chairman or any other
Officer of the Fund are authorized and
directed to take all action, to execute and deliver any instruments and documents, and to take all steps as they deem necessary or desirable in order to carry out the purpose and intent of the foregoing resolution.